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                                                                      EXHIBIT 21

                            SUBSIDIARIES OF HOUSTON

          Since the closing date of the Succession Transaction, Houston Industries Incorporated, a Texas corporation, has conducted its electric utility business as Houston Lighting & Power Company.

          SIGNIFICANT SUBSIDIARIES:

          1)  NorAm Energy Corp., a Delaware corporation
               Doing business as:
                  Arkla
                  Entex
                  Minnegasco

          2)  NorAm Gas Transmission Company, a Delaware corporation